Exhibit 23.2

              [LETTERHEAD OF PKF ACCOUNTANTS & BUSINESS ADVISERS]



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                          To the Board of Directors of

                          Pacific Bepure Industry Inc.

We hereby consent to the incorporation by reference in Registration Statement on Form S-8 regarding Stock Option Plan of our report dated March 30, 2010 relating to the financial statements which appear in Pacific Bepure Industry Inc's Annual Report on Form 10-K for the year ended December 31, 2009.


/s/ PKF
----------------------------
PKF
Certified Public Accountants
Hong Kong, China
December 8, 2010